Exhibit 99.1

More information:
Torrey Martin
SVP, Communications and Corporate Development
203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. AND AFFINION GROUP, INC. ANNOUNCE EXTENSION OF DEADLINE FOR TOTAL CONSIDERATION IN EXCHANGE OFFERS AND RECEIPT OF REQUIRED CONSENTS FOR AMENDMENTS TO CERTAIN EXISTING INDENTURES

STAMFORD, Conn., April 17, 2017 — Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion Group”) announced today that they have amended certain of the terms of the previously announced Exchange Offers (as defined below), to permit all Eligible Holders (as defined below) that validly tender their Existing Notes (as defined below) in the Exchange Offers at or prior to 5:00 p.m., New York City time, on May 5, 2017 (the “Expiration Time”) to receive the previously announced total consideration (the “Total Consideration”) as set forth in the table below, if the Exchange Offers are consummated. Prior to this announcement, only Eligible Holders who had validly tendered their Existing Notes in the Exchange Offers at or prior to 5:00 p.m., New York City time, on April 14, 2017 (the “Consent Time”) would be entitled to the payment of the Total Consideration if the Exchange Offers are consummated.

A summary of the consideration offered in the Exchange Offers is set forth in the table below:

Existing Notes to be Exchanged	Outstanding Aggregate Principal Amount	Total Consideration Amount (in Principal Amount) for each $1,000 Principal Amount of Existing Notes Tendered On or Prior to the Expiration Time
Affinion Group, Inc.’s 7.875% Senior Notes due 2018 CUSIP No. 00828D AN1	$475,000,000	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $930 in cash(2)

Affinion Group Holdings, Inc.’s 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 CUSIP No. 008294 AE0	$16,111,533	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $700 in cash(2)

Affinion Investments, LLC’s 13.50% Senior Subordinated Notes due 2018 CUSIP No. 00831L AC2	$22,609,200	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $880 in cash(2)

(1)	In addition, with respect to the Notes Election (as defined below), accrued and unpaid interest to, but not including, the Settlement Date (as defined below) for the Existing Notes accepted for purchase will be paid on the Settlement Date in the form of New Notes and New Warrants. The option for Eligible Holders to receive New Notes and New Warrants in exchange for Existing Notes tendered is referred to herein as the “Notes Election.”
(2)	In addition, with respect to the Cash Election (as defined below), accrued and unpaid interest to, but not including, the Settlement Date for the Existing Notes accepted for purchase will be paid on the Settlement Date in the form of cash. The option for Eligible Holders to receive an amount in cash in exchange for Existing Notes tendered is referred to herein as the “Cash Election.”

The changes to the terms and conditions of the Exchange Offers were approved by the required holders party to the previously announced support agreement in accordance with its terms.

Affinion Holdings and Affinion Group also announced today that, as of the Consent Time, (1) holders of $269,693,000 aggregate principal amount (or approximately 56.8%) of the Existing AGI Notes have validly tendered and not withdrawn their Existing AGI Notes prior to the Consent Time in connection with Affinion Group’s previously announced private exchange offer and consent solicitation (the “AGI Exchange Offer”) relating to the outstanding 7.875% Senior Notes due 2018 (the “Existing AGI Notes”) of Affinion Group, thereby satisfying the minimum condition in the AGI Exchange Offer requiring the valid tender of at least $237,975,000 aggregate principal amount, or 50.1%, of Existing AGI Notes, (2) holders of $4,567,624 aggregate principal amount (or approximately 28.4%) of the Existing Holdings Notes (as defined below) have validly tendered and not withdrawn their Existing Holdings Notes prior to the Consent Time in connection with Affinion Holdings’ previously announced private exchange offer and consent solicitation (the “Holdings Exchange Offer”) relating to the outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes”) of Affinion Holdings, and (3) holders of $12,448,280 aggregate principal amount (or approximately 55.1%) of the Existing Investments Notes (as defined below) have validly tendered and not withdrawn their Existing Investments Notes prior to the Consent Time in connection with Affinion Investments, LLC’s (“Affinion Investments”) previously announced private exchange offer and consent solicitation (the “Investments Exchange Offer” and, together with the AGI Exchange Offer and the Holdings Exchange Offer, the “Exchange Offers”) relating to the outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes” and, together with the Existing AGI Notes and the Existing Holdings Notes, the “Existing Notes”) of Affinion Investments.

Affinion Holdings and Affinion Group also announced today that as of the Consent Time (1) the consents delivered in the AGI Exchange Offer for the Existing AGI Notes (not including Existing AGI Notes held by us or our affiliates) exceeded the amount required under the indenture governing the Existing AGI Notes (the “Existing AGI Indenture”) to approve the adoption of certain amendments (the “AGI Amendments”) to remove substantially all of the restrictive covenants and certain of the default provisions in the Existing AGI Indenture and to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing AGI Indenture, and (2) the consents delivered in the Investments Exchange Offer for the Existing Investments Notes (not including Existing Investments Notes held by us or our affiliates) exceeded the amount required under the indenture governing the Existing Investments Notes (the “Existing Investments Indenture” and, together with the Existing AGI Indenture, the “Existing Indentures”) to approve the adoption of certain amendments (the “Investments Amendments” and, together with the AGI Amendments, the “Amendments”) to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Investments Indenture.

Based on the receipt of the required consents to the Amendments, (1) Affinion Group, certain of Affinion Group’s subsidiaries that guarantee the Existing AGI Notes and the trustee under the Existing AGI Indenture will promptly enter into a supplemental indenture reflecting the AGI Amendments and (2) Affinion Investments, Affinion Investments II, LLC and the trustee under the Existing Investments Indenture will promptly enter into a supplemental indenture reflecting the Investments Amendments. Such Amendments will not become operative unless and until the Exchange Offers are consummated.

The Exchange Offers

The Exchange Offers are open only to (i) holders who are “qualified institutional buyers,” (ii) holders who are institutional “accredited investors” and (iii) holders who are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders are referred to herein as “Eligible Holders”).

It is expected that the settlement date for the Exchange Offers (the “Settlement Date”) will be May 10, 2017, which is the third business day following the Expiration Time or as soon as practicable thereafter. As a result of the occurrence of the Consent Time, tendered Existing Notes in the Exchange Offers may not be withdrawn. Except as set forth above, all other terms of the Exchange Offers remain the same.

Consummation of the Exchange Offers is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum and consent solicitation statement dated April 3, 2017 (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). Such conditions include, among other things, Affinion Group consummating the refinancing of its existing indebtedness under its existing credit facility (the “Credit Agreement Refinancing”), and Affinion International Holdings Limited (“Affinion International”) using a portion of the proceeds from the Credit Agreement Refinancing to irrevocably deposit with the trustee for the 7.5% Cash/PIK Senior Notes due 2018 (the “International Notes”) of Affinion International funds in an amount sufficient to pay and discharge the International Notes in full. Subject to the terms and conditions set forth in the Offering Memorandum, Affinion Group, Affinion Holdings and Affinion Investments may waive any conditions to the consummation of the Exchange Offers.

The Exchange Offers are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal. Only Eligible Holders who certify to their status as Eligible Holders may receive copies of the Offering Memorandum and Letter of Transmittal and participate in the Exchange Offers. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum and Letter of Transmittal should contact the Information and Exchange Agent for the Exchange Offers, D.F. King & Co., Inc., at (888) 548-6498 (Toll-Free), (212) 269-5550 (Dealers and Brokers) or affinion@dfking.com or visit www.dfking.com/affinion.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers are being made and the New Notes and the New Warrants are being offered only to Eligible Holders. The New Notes and the New Warrants have not been registered under the Securities Act or under any state securities laws, and the New Notes, the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal. The Exchange Offers are subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

This press release, and any other material related thereto, is directed only at persons who: (i) fall within the definition of investment professional under article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) are high-net worth entities and other persons falling within article 49(2)(a) to (e) of the Financial Promotion Order; or (iii) are persons falling within article 43 of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended, in connection with the issue or sale of any New Securities) may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred as “Relevant Persons”. This press release is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this press release relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

In addition, this press release, and any other material related thereto, is only addressed to and directed at persons in Member States of the European Economic Area, who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC, as amended (the “Prospectus Directive”). Each person who initially acquires any New Securities or to whom any offer of New Securities may be made, will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of article 2(1)(e) of the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,370 employees and operates in 21 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, the completion of the proposed Exchange Offers, discussions regarding industry outlook, Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2017 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,”

“forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the Securities and Exchange Commission, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group or Affinion Investments undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.